                                                                 Exhibit 3.34

                        ARMANDO GALVEZ PEREZ ARAGON, ESQ.

                             NOTARIAL OFFICE NO. 103

                                 CERTIFIED COPY

   WHICH CONTAINS THE PARTNERSHIP AGREEMENT FOR THE JOINT STOCK COMPANY WITH
               OPEN-ENDED CAPITAL "HERBALIFE PRODUCTS DE MEXICO"

22,313
   633
  1992

  AMEYALCO NO. 24 CASI ESQ. INSURGENTES, COL. DEL VALLE, MEXICO CITY, D.F. C.P.
                                     03100
            TELEPHONE NOS. 669.11.14 ; 523.79.04 - FAX NO. 682.02.78

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

                                                                GAPA/RMR/RSR/MMP

      BOOK NUMBER SIX HUNDRED AND THIRTY-THREE.
DOCUMENT NUMBER TWENTY-TWO THOUSAND THREE HUNDRED AND THIRTEEN.

IN MEXICO CITY, FEDERAL DISTRICT, on the first day of June, nineteen hundred and ninety-two, ARMANDO GALVEZ PEREZ ARAGON, Esq., the holder of Public Notarial Office Number One Hundred and Three of the Federal District, does set forth as follows:

      A) THE OFFICIAL FILING OF POWERS GRANTED ABROAD, which was carried out at the request of PAULINO OLAVARRJETA URALDE, Esq.;

      B) THE PARTNERSHIP AGREEMENT, UNDER THE FORM OF A JOINT STOCK COMPANY WITH OPEN-ENDED CAPITAL, by which "HERBALIFE PRODUCTS DE MEXICO" is incorporated, with the participation of "HERBALIFE INTERNATIONAL," INC. and "HERBALIFE INTERNATIONAL OF AMERICA," INC., both of them represented herein by PAULINO OLAVARRJETA URALDE, Esq., who also appears on his own behalf, and GERARDO HERNANDEZ REYES, Esq., and DANIEL DEL RIO LOAIZA, Esq., as shareholders thereof, under the following recitals and articles of incorporation:

                                    RECITALS

      ONE. Before me appeared PAULINO OLAVARRJETA URALDE, Esq., who requested, under the terms of Article ninety-two of the Law on Notaries for the Federal District, that I officially file the special powers of attorney granted by "HERBALIFE INTERNATIONAL," INC. and "HERBALIFE INTERNATIONAL OF AMERICA," INC. to PAULINO OLAVARRJETA URALDE, Esq., DANIEL A. DEL RIO LORAIZA, Esq., HERMAN KIEHNLE, Esq., and JOSE F. SALEM, Esq. in order for them to exercise it jointly or individually, both granted in the city of Inglewood, California, the United States of America, on the twenty-seventh day of May, nineteen hundred and ninety-two, before Mrs. NANCY LOU MOHR, Notary Public in and for the County of the City of Los Angeles, State of California, United States of America, whose signature was certified by Mr. Jose Angel Pescador Osuna, Consul General of Mexico in the City of Los Angeles, State of California, United States of America, on the twenty-eighth day of May, nineteen hundred and ninety-two.

      I am attaching instrument the originals of the aforementioned documents hereto as Appendices "A" and "B," together with their corresponding translations and legalizations.

      TWO. The appearing parties displayed to me License No. 09022076, and File No. 9209021223, Page No. 35317, issued by the Office of the Secretary of Foreign Relations on the twenty-second day of May, nineteen hundred and ninety-two, authorizing the formation of a JOINT STOCK COMPANY WITH OPEN-ENDED CAPITAL under the name "HERBALIFE PRODUCTS DE MEXICO". I am attaching this license hereto, together with its payment order, as Appendix "C". In view of the foregoing, the appearing parties agree to the following:

                              TERMS AND CONDITIONS

      THE OFFICIAL FILING OF POWERS OF ATTORNEY

      SOLE PARAGRAPH. In order that they may take legal effect in Mexico, under the terms of Article ninety-two of the Law on Notaries for the Federal District, the special powers granted abroad are officially filed, which powers were granted to [sic] "HERBALIFE INTERNATIONAL," INC. and "HERBALIFE INTERNATIONAL OF AMERICA," INC. in favor of PAULINO OLAVARRJETA, Esq. DANIEL A. DEL RIO, Esq. HERMAN KIEHNLE, Esq. and JOSE F. SALEM, Esq. who

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

shall enjoy the authority set forth in said powers of attorney.

      THE PARTNERSHIP AGREEMENT FOR THE JOINT STOCK COMPANY WITH OPEN-ENDED CAPITAL.

                            ARTICLES OF INCORPORATION

      ARTICLE ONE. NAME. The name of the company is "HERBALIFE PRODUCTS DE MEXICO," which shall always be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE" [joint stock company with open-ended capital], or the abbreviation thereof, "S.A. DE C.V.".

      ARTICLE TWO. DOMICILE. The domicile of the company shall be in the city of Guadalajara, State of Jalisco, but it may establish branch offices and agencies and designate contractual domiciles in such agreements as it may make.

      ARTICLE THREE. CORPORATE PURPOSE. The purposes of the company shall be:

      I. The purchase, sale, importing, exporting, distribution, and sales control of nutritional supplements and beauty and hygiene products.

      II. The acquisition, subscription, holding, control, and transfer, by any means, of shares of stock, securities, or partnership shares in any type of company or enterprise, and the holding of equity in all manner of businesses.

      III. To provide and to receive all manner of technical, administrative, and consulting services to or from industrial, commercial, and service companies, whether within the Republic of Mexico or abroad.

      IV. To establish, acquire, construct, lease, operate, and possess, in any manner allowed by law, factories, workshops, plants, warehouses, offices, stores, and other establishments necessary for achieving the corporate purposes, as well as to acquire all manner of industrial and commercial businesses, including their shares, assets, and rights.

      V. To represent or act as agent in the Republic of Mexico or abroad for industrial or commercial companies, whether domestic or foreign.

      VI. To purchase, sell, lease, manage, mortgage, and, in general, to trade, in any manner, in real and personal property within the limitations established by the law.

      VII. To establish branch offices and subsidiaries in the Mexican Republic or abroad.

      VIII. To lend or borrow money with or without security, to issue bonds, debentures, obligations, or other debt securities with the participation of such institutions as may be required in each case in accordance with the law.

      IX. To stand surety or guarantor for the obligations of third parties as well as to issue and subscribe debt instruments relating to the purposes of the business.

      X. The acquisition, use, and transfer, by all legal means, of any type of vehicle for the use of the company that may be necessary or convenient for the performance of the business thereof.

      XI. To obtain, acquire, use, or dispose of all manner of patents, trademarks, trade names, or rights thereto, whether in Mexico or abroad.

      XII. To redeem its own shares, and, if applicable, issue dividend shares.

      XIII. In general, to enter into contracts, perform transactions, and carry out all acts necessary or appropriate to achieve the purposes referred to above, as well as the performance of any other civil or commercial act allowed by law.

      ARTICLE FOUR. DURATION. The duration of the company shall be ninety-nine years commencing from the date of the signing

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

of this instrument.

      ARTICLE FIVE. WAIVER OF NATIONALITY. Any foreigner who, at the organizational meeting or at anytime thereafter, acquires an interest or equity holding in the company shall be deemed, merely by virtue of such fact, to be a Mexican with respect to one and all and shall be deemed to agree not to invoke the protection of his government under penalty, in the event of a breach of his agreement, of forfeiting such interest or equity holding to the nation of Mexico.

      ARTICLE SIX. CAPITAL STOCK.

A. The closed-end portion of the capital stock, with no right of withdrawal, is TEN MILLION MEXICAN PESOS, and shall be represented by TEN THOUSAND REGISTERED SHARES with a par value of ONE THOUSAND MEXICAN PESOS each.

B. The open-ended portion of the capital stock shall be unlimited and shall be represented by registered shares with a par value of ONE THOUSAND MEXICAN PESOS, each.

C. All of the shares shall confer equal rights and obligations on their owners.

      ARTICLE SEVEN. CLASSES OF SHARES. All of the shares representing the capital stock shall be for open subscription and shall be divided into two classes of shares, series roman numeral one which shall always represent the closed-end portion of the capital, and series roman numeral two, which shall always represent the open-ended portion of the capital stock.

      ARTICLE EIGHT. ISSUANCE OF CERTIFICATES. The share certificates shall be issued in accordance with the requirements established in Articles one hundred and eleven, one hundred and twenty-five, one hundred and twenty-seven, and the other pertinent articles of the General Law on Commercial Companies, as well as Articles twenty-eight and thirty-one of the Law for the Promotion of Mexican Investment and Governing Foreign Investment, and must contain the provisions of Article fifteen of these articles of incorporation. The shares must be represented by printed certificates that are numbered in sequence, which must be signed by two full directors.

      ARTICLE NINE. OWNERSHIP AND TRANSFER OF SHARES.

A. Ownership of the shares shall be transferred by means of endorsing the respective certificate or security, or by any other legal transfer. The subscription, acquisition, and transfer of the shares shall be acknowledged by the company only when they have been recorded in the share registry to be kept by the Secretary. The securities or share certificates transferred under the terms indicated shall be delivered to the company to be cancelled and for new securities or certificates to be issued to the transferee.

B. The shares owned by foreign investors must also be recorded in the registry referred to in Article twenty-three of the Law for the Promotion of Mexican Investment and Governing Foreign Investment within the period indicated in that law. No dividends or any other amount whatsoever corresponding to capital reductions or to the liquidation of the company shall be paid to foreign shareholders who are not recorded in the registry established in that law or whose registration has been cancelled.

C. All transfers of shares shall be deemed to be unconditional and without reservation with respect to the company. Therefore, any person that acquires one or more shares shall assume all of the rights and obligations of the transferor in relation to the company. The possession of one or more shares implies

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

acceptance on the part of the holder of the provisions of these articles of incorporation, of any revisions or amendments made thereto, and of the resolutions adopted in meetings of shareholders and of the Board of Directors, within the scope of their respective powers.

      ARTICLE TEN. INDIVISIBLE SHARES AND LOST SHARES.

A. The company shall deem each share to be an indivisible whole. If a share belongs to two or more persons they must appoint a joint representative who shall be the only one entitled to attend shareholders' meetings. In the event that no joint representative is appointed, the person whose name appears first in the share registry shall be deemed to be the joint representative.

B. In the event of the loss, destruction, or theft of one or more share certificates, the procedure established in Articles forty-four, et seq., of the General Law on Securities and Credit Transactions shall be followed.

      ARTICLE ELEVEN. CAPITAL INCREASES.

A. Any increase in the open-ended portion of the capital stock shall be carried out by means of a resolution by a regular shareholders' meeting and any increase in the closed-end portion of the capital, with no right of withdrawal, shall require a resolution by a special shareholders' meeting. No increase shall be authorized unless the shares representing the increase immediately preceding it have been fully subscribed and paid in.

B. All of the increases and reductions in the capital stock shall be recorded in the registry for capital changes that the company shall keep for such purpose.

C. When adopting the corresponding resolution, the shareholders' meeting that authorizes the increase shall determine the terms and conditions for carrying it out. The shareholders shall have a preemptive right to subscribe increases in the capital stock in proportion to the number of shares that each of them owns, within fifteen days from the date the notice of the capital increase is published in the Official Gazette, or in the newspaper having the greatest circulation where company is domiciled, or from the date of the shareholders' meeting if all of the shareholders were present or represented. The remaining shares that were not subscribed shall be subscribed only by such person or persons as the Board of Directors or said shareholders' meeting may designate.

      ARTICLE TWELVE. CAPITAL REDUCTIONS.

Capital reductions affecting the closed-end portion must be approved by a special shareholders' meeting. Capital reductions affecting the open-ended portion shall require only a resolution of a regular meeting of shareholders.

      In the event of a capital reduction, provided that more than two years have not passed since they were subscribed and paid, shares paid in cash, in full or in part, shall not be redeemed unless the holders of such shares provide security for the value of the property contributed as payment for such shares as provided by the shareholders' meeting that approves the reduction.

      ARTICLE THIRTEEN. SHAREHOLDERS' MEETINGS.

A. Supreme authority resides in the shareholders' meetings. They shall be regular or special and shall be held at the domicile of the company.

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

B. The regular annual shareholders' meeting shall be held within four months of the end of the fiscal year. Other regular or special shareholders' meetings may be held when convened as established in this instrument.

C. Shareholders' meetings shall be called by the Board of Directors, by the Chairman, by the statutory auditor, or as proposed in the General Law on Commercial Companies. The meeting notice must include the agenda, i.e., the list of matters to be deliberated upon, as well as the date, place, and time the meeting is to be held. The meeting notices must be published in the Official Gazette of the Federation or in one of the newspapers having the greatest circulation where the company is domiciled at least fifteen days prior to the date indicated for the meeting. No meeting notice shall be required when all of the shareholders are present or represented when the meeting is convened. Shareholders' meetings shall consider only the matters included in the respective meeting notice.

D. The regular shareholders' meetings may make decisions on all matters except for the following, which are reserved for special shareholders' meetings:

1. An extension of the duration of the company;

2. An early dissolution of the company;

3. An increase or reduction in the closed-end portion of the capital stock;

4. A change in the purpose of the company;

5. A change in the nationality of the company;

6. A change in the form of the company;

7. Merger with another company;

8. A split of the company;

9. The issuance of preferred shares;

10. Redemption by the company of shares from the closed-end portion of the capital stock and the issuance of certificates of retired stock rights, or beneficial shares;

11. The issuance of bonds;

12. Any other amendment to the articles of incorporation.

E. Regular shareholders' meetings shall be deemed to be lawfully convened when at least fifty-one percent of the shares of the capital stock are represented, if held on a first or subsequent meeting notice. Special shareholders' meetings shall be deemed to be lawfully convened when at least seventy-five percent of the capital stock is present or represented, if it involves a first or subsequent meeting.

F. The resolutions of the regular shareholders' meetings shall be valid when adopted by a favorable vote of a majority of the shareholders present at the meeting; the resolutions of the special shareholders' meetings shall be valid when adopted by a favorable vote of shareholders representing fifty-one percent of the shares of the capital stock.

G. Board members may not vote at shareholders' meetings to approve their accounts or on any matter affecting their personal accountability.

H. In adherence to the provisions of Article eight of this instrument, only those persons recorded as shareholders in the

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

share register shall have the right to appear or be represented at the shareholders' meetings. The shareholders may vote in person or through a proxy. Each shareholders or shareholder's representative shall be entitled to one vote per share.

The proxy may be conferred by telex, cable, or fax and subsequently confirmed by letter. The board members, general manager, or statutory auditors may, as the case may be, represent their own shares, but they shall not represent any other shareholders in any shareholders' meeting.

I. At the start of a general shareholders' meeting the presiding officer shall appoint two ballot officers who shall certify which shareholders are present and the number of shares represented. The shareholders shall decide with respect to challenges arising in regard to the attendance list or to the legal capacity of the persons present, once the Secretary has been heard.

      ARTICLE FOURTEEN. MINUTES.

A. The minutes of the shareholders' meetings, whether regular or special, and of the Board of Directors' meetings, including those not held due to a lack of quorum, shall be signed at least by the Presiding Officer, the Secretary, and by any statutory auditors present.

B. The minutes of the shareholders' meetings and of the Board of Directors meetings shall be recorded in a book of minutes to be kept by the secretary, along with a duplicate of the minutes. In the case of shareholders' meetings, the attendance list of the shareholders present certified by the ballot officers, the proxies, copies of the publication of the meeting notice and reports, company financial statements, and other documents submitted to the shareholders' meeting of shareholders or to the board shall be attached.

C. When the minutes of a shareholders' meeting or Board of Directors' meeting cannot be recorded in the authorized book, such minutes shall be officially filed with a public notary. The minutes of special shareholders' meetings shall be officially filed and recorded with the Commercial Section of the Public Register of Property where the company is domiciled

      ARTICLE FIFTEEN. BOARD OF DIRECTORS.

A. The direction and management of all of the matters, property, and interests of the company shall be conferred on a Board of Directors made up of the number of directors elected by a shareholders' meeting, which shall in no case be less than three, with their respective alternate members. The alternate directors may also be elected by the shareholders and each of them may attend board meetings in the absence of any full director and shall be entitled to vote in his absence, provided that he is so authorized in writing or by telex, cable, or fax confirmed by letter. The directors and their alternates need not be shareholders. The alternate directors shall enjoy the same powers as the full directors.

B. Any shareholders or group of shareholders that represents at least twenty-five percent of the capital stock shall be entitled to appoint one full director and his respective alternate. If one or more groups of shareholders exercise this right, the other full and alternate directors shall be appointed by a majority vote of the other shareholders. The directors appointed in accordance with the provisions of this paragraph shall not be in addition to but, rather, shall form part of the directors who are to make up the Board of

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

directors.

C. The directors shall be appointed for a term of one year and they shall continue to hold office until such time as their successors have been appointed and have taken office.

D. Any full or deputy director may be removed from office at any time with or without cause by means of a resolution of a regular meeting of shareholders.

E. For the purpose of securing the faithful performance of his duties, each full director and his deputy shall deposit with the company such security as may be indicated thereto at the time of the election thereof. Such security shall not be transferred during the time when the director is in office and shall not be returned until such time as a meeting of shareholders has approved the accounts pertaining to the period when the director was in office.

F. The members of the board of directors shall not incur any personal liability at all to such persons as they may contract with on behalf of the company and, to the latter, they shall only be liable for the performance of their duties under the terms of this recorded instrument.

         ARTICLE SIXTEEN. BOARD MEETINGS

A. The Board of Directors' meetings shall consider and vote only on those items that appear on the agenda.

B. A majority of the directors or their alternates must be present to have a quorum. If there is no quorum, those board members in attendance may postpone the meeting until the necessary quorum is met.

C. Each director shall have one vote and the chairman shall not have a deciding vote in the case of a tie.

D. Resolutions shall be made by a majority vote of the board members attending the meeting.

      ARTICLE SEVENTEEN THE BOARD'S POWERS

A. The Board of Directors shall represent the company with the fullest general and special powers granted by law, including, but not limited to, those listed below:

1. Powers for legal actions and collections, for administrative acts and acts of ownership as stipulated in Article two thousand five hundred and fifty-four of the Civil Code for the Federal District and the corresponding articles in the Civil Codes of all the States of the Mexican Republic.

2. Powers as required by the special clause pursuant to Article two thousand five hundred and eighty-seven of the Civil Code for the Federal District and the corresponding ones in the Civil Codes of all the States of the Mexican Republic, plus the power to bring amparo proceedings, conduct them and withdraw them.

3. Powers to obtain financing and loans, to subscribe to, grant, endorse, trade and endorse all types of negotiable instruments under the terms of Article nine of the General Law on Negotiable Instruments and Credit Transactions.

4. Powers to confer, grant and rescind all types of endorsements and guarantees, even in favor of third parties in any type of commercial and/or civil transaction, and, generally, to carry out any legal acts relating to the corporate purpose.

5. Powers to confer and revoke general and special powers of attorney.

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

B. The Board of Directors is expressly authorized to initiate, defend, continue or abandon all types of lawsuits and actions relating to the company's interests before all types of courts; to file civil complaints, and to file criminal complaints to the police and to the court; to grant special powers relating to all types of criminal proceedings; to submit disputes to arbitration; to initiate all of the proceedings and recourses established under Federal, State or Municipal Laws including labor-related proceedings in the name of and on behalf of the company; to direct and manage all types of contentious, administrative, penal, civil or out-of-court matters in which the company is a defendant or a plaintiff.

C. The Board of Directors shall appoint a Chairman from among its own members, and shall also appoint a Secretary and an Assistant Secretary, none whom need be members of the Board. The Board shall also appoint any other officer, delegates or committees it deems appropriate to conduct the company's business in a suitable manner. These officers may or may not be directors. The same person may hold more than one office provided these offices are compatible. Any officer may be removed from office at any time, with or without cause, by a vote of the Board. Any vacancy may be filled by a vote of the Board.

      ARTICLE EIGHTEEN. POWERS OF THE OFFICERS.

A. The Chairman of the Board shall preside over all of the shareholders' meetings and the Board of Directors' meetings. He shall deliver reports to the directors and to the shareholders, and shall carry out all of the duties assigned to him by the Board of Directors. Should the Chairman be absent or incapacitated, the Board shall appoint a director who shall preside over the shareholders' meeting or the Board meeting.

B. The managing director or general manager shall be in charge of the company's daily operations and management. Said officer shall be appointed by the shareholders or by the Board of Directors and shall have the powers granted to him at the time he is appointed or at a later date.

C. The Secretary shall act as Secretary at the shareholders' meetings and the Board of Directors' meetings. He shall draw up the meeting notices for all of the shareholders' meetings and board meetings. He shall take the minutes, send certifications, keep the company's minute books and shall prepare the reports and carry out the other duties inherent in his job or any others that may be assigned to him by the Chairman, the Board of Directors, or this instrument.

In the Secretary's absence, the Assistant Secretary shall take his place.

            ARTICLE NINETEEN. STATUTORY AUDITORS

A. The shareholders shall appoint by majority vote one or more statutory auditors and their deputies, who may or may not be shareholders and who shall be responsible for the company's supervision pursuant to the General Law on Commercial Companies.

B. Any shareholder or group of shareholders that represents at least twenty-five percent of the capital stock shall be entitled to appoint a regular auditor and an alternate.

C. The regular auditors and their alternates shall serve for one year or until their successors have been elected and

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

taken office. They may be re-elected.

D. The regular auditors and their alternates shall deposit with the company the security indicated by the general shareholders' meeting at the time they were elected in order to guarantee the faithful performance of their duties.

      ARTICLE TWENTY. FISCAL YEAR.

The company's fiscal year shall run from the January first through December thirty-first of each year, except for the first year, which shall run from the date this instrument is signed until December thirty-first of the same year. The financial information referred to in Article one hundred and seventy-two of the General Law on Commercial Companies shall be drawn up annually to be presented to the shareholders.

      ARTICLE TWENTY-ONE. DISTRIBUTION OF EARNINGS.

Once the financial information has been approved by a shareholders' meeting, at least five percent shall be deducted from the net profits each year for the legal reserve until said reserve equals twenty percent of the capital stock. The remaining profits may be distributed as dividends to the shareholders, kept in the company as retained earnings or disposed of as determined by a vote of the shareholders. The shareholders' meeting or, failing that, the Board of Directors, shall set the date on which the declared dividends shall be paid out. The dividends shall be paid to the shareholders recorded in the book of registered shareholders on the date set for the dividend payment. Those dividends not collected within five years of the announced payment date shall be deemed to be waived and transferred to the company.

      ARTICLE TWENTY-TWO. DISSOLUTION..

The company shall be dissolved at the end of the period indicated in Article four of this instrument unless this period is extended before its termination by a resolution of a special shareholders' meeting or unless the company is dissolved early for any of the following reasons:

1. The company can no longer carry out the main purpose for which it was formed.

2. It has lost two-thirds of its capital stock.

3. By a resolution of a special shareholders' meeting.

4. The number of shareholders falls below the level required by law.

      ARTICLE TWENTY-THREE. LIQUIDATION.

Should it be necessary to liquidate the company, the shareholders shall elect one or more liquidators by a majority vote. The liquidator(s) shall be empowered to conduct the company's transactions and liquidate its business; collect the amounts owed to the company and repay its debts; sell the company's assets at the price or prices the aforesaid liquidators deem fair according to their best knowledge and understanding; distribute the company's remaining assets among the shareholders in proportion to their respective interests; take all suitable and appropriate measures to conclude the company's liquidation in accordance with Articles two hundred and forty-two and two hundred and forty-eight of the General Law on Commercial Companies as well as to obtain the cancellation of the company's register once the liquidation is completed. The liquidator(s)

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

together shall also be empowered to act as a general agent as stipulated in Articles two thousand five hundred and fifty-four and two thousand five hundred and eighty seven of the Civil Code governing the Federal District and the corresponding articles of the Civil Codes for all of the States of the Mexican Republic.

      ARTICLE TWENTY-FOUR. APPLICABLE LAW

For all matters that are not expressly stipulated in this instrument, the General Law on Commercial Companies shall apply.

                              PROVISIONAL ARTICLES

ONE. The signers declare that they have subscribed and paid in cash the required minimum of the company's capital as follows:

              SHAREHOLDER                               SHARES                                VALUE
              -----------                               ------                                -----
Herbalife International, Inc.              Nine thousand eight hundred and     Nine thousand eight hundred and
represented by Mr. Paulino Olavarrjeta               ninety-seven              ninety-seven thousand pesos
Uralde, Esq.,
---------------------------------------    -------------------------------     --------------------------------
Herbalife International of America,                  One hundred               One-hundred thousand pesos
Inc. represented by Mr. Paulino
Olavarrjeta Uralde, Esq.,
---------------------------------------    -------------------------------     --------------------------------
Mr. Paulino Olavarrjeta Uralde, Esq.,                    One                   One thousand pesos
---------------------------------------    -------------------------------     --------------------------------

              SHAREHOLDER                               SHARES                                VALUE
              -----------                               ------                                -----
 Gerardo Hernandez Reyes Esq.                            One                   One thousand pesos
---------------------------------------    -------------------------------     --------------------------------
 Antonio Daniel Del Rio Loaiza Esq.                      One                   One thousand pesos
---------------------------------------    -------------------------------     --------------------------------
Total:                                           Ten thousand shares           Ten million pesos Mexican
                                                                               currency
---------------------------------------    -------------------------------     --------------------------------

TWO. The shareholders by a unanimous vote resolve as follows:

I. That the company be administered by a Board of Directors composed as follows:

                               BOARD OF DIRECTORS

Full members:                                               Alternate members:
-------------                                               ------------------
Mark Hughes                                                 Paulino Olavarrjeta Uralde Esq.
Lawrence Thompson                                           Tim Gerrity
Christopher Pair                                            Sergio Roberto Medina Gomez

Be it resolved that any alternate member of the Board of Directors may act in the absence of any full member without waiting to be appointed.

      II. Andres Martinez, Public Accountant, is appointed as Statutory Auditor.

      Be it recorded for all legal purposes that the persons appointed as Directors, General Manager and Statutory Auditor have accepted their responsibilities and pledged and guaranteed the faithful performance of their duties by depositing in the Company's corporate treasury the amount of TEN THOUSAND PESOS in Mexican currency each, according to information received.

      III. Mr. Sergio Roberto Medina Gomez is appointed as General Manager.

      IV. The fiscal years shall run from January first through December thirty-first of each year. As an exception, the first fiscal year shall be irregular in that it begins

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

on the date this instrument is signed and ends on December thirty-first of this year.

      V. HERBALIFE PRODUCTS DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, grants the following powers of attorney to Mr. SERGIO ROBERTO MEDINA GOMEZ:

      1. A general power of attorney for administrative acts and for legal actions and collections as stipulated in Article two thousand five hundred and fifty-four of the Civil Code for the Federal District and the corresponding articles in the Civil Codes of all the States of the Mexican Republic, with all the general and special powers which by law require a special clause pursuant to Article two thousand five hundred and eighty-seven of the aforesaid Code and the corresponding articles in the other Civil Codes cited herein, such as to withdraw a claim, settle, submit to arbitration, submit and answer interrogatories, file challenges, accept transfers of assets, receive payments, issue receipts and cancellations; to represent the company in civil, commercial and criminal proceedings and to dispute claims and continue the proceedings through all the courts until completion; to bring amparo proceedings, conduct them and withdraw them with the knowledge that said attorney-in-fact may act before all kinds of Reconciliation and Arbitration Boards, whether Local or Federal, and before Arbitration Courts, Authorities and Tax Courts and before any other kind of Authority; enter into collective or individual labor agreements; file all types of criminal complaints to the police, accusations and criminal complaints to courts, represent the company in any criminal proceeding, to formally assist as coadjutor to the Attorney General's Office, pardon the accused when appropriate, offer evidence in criminal proceedings in accordance with Article nine of the Criminal Procedures Code and the corresponding Criminal Procedures Codes of the other States of the Mexican Republic. It is understood that the powers conferred herein are listed by way of illustration, but not limitation, for the exercise of this mandate.

      2. A special power of attorney for administrative acts and for legal actions and collections, acting as General Manager, whose appointment is confirmed in this act, so that in his capacity as the aforesaid company's legal representative and, in keeping with his responsibilities within the company, in accordance with Articles nine, eleven, eight hundred and seventy-six and eight hundred and eighty eight of the Federal Labor Law, has the authority to bind the company in its labor relations, individually and/or collectively with its workers and employees and with the unions and organizations to which said workers or employees belong, in order that the aforementioned Mr. SERGIO ROBERTO MEDINA GOMEZ takes part in managing these labor relations, whether individual and/or collective, including express powers in this regard to enter into, sign, revise and/or amend individual and/or collective labor agreements, take part in any mediation proceedings before any type of Labor Authority, be they Federal or Local, and to submit and answer interrogatories. This mandate is granted under the terms of Articles two thousand five hundred and fifty-four and two thousand five hundred and eighty-seven of the Civil Code for the Federal District with all the general and special powers referred to in said Articles, including,

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

but not limited to: to take part in mediation proceedings and negotiations before any Labor Authority, whether Federal or Local, settle, submit to arbitration, submit and answer interrogatories, file challenges, accept transfers of assets, receive payments, issue receipts and cancellations; to respond to complaints and formulate counterclaims, file criminal complaints with the police, make accusations and criminal complaints before the courts, pardon the accused and, in general, carry out all the actions pertaining to the principal Company and continue the proceedings through all of the courts until completion with the knowledge that this authorization may be exercised before Reconciliation Boards, Reconciliation and Arbitration Boards, whether Local or Federal, the Secretariat of Labor and Social Welfare, the Labor Offices of the State Governments and before any other Labor authority, whether Federal or Local, unions, individuals, institutions and companies, all the above in the name of and on behalf of the aforesaid principal company and as its legal representative.

      3. MR. SERFIO ROBERTO MEDIAN GOMEZ is authorized to proceed with the corresponding legal authorization, as well as to record in the Public Business Registry of the City of Guadalajara, State of Jalisco, the notarial certified copy of the notarial instrument setting forth this company's incorporation.

      I, THE NOTARY PUBLIC, DO CERTIFY:

      I. That the appearing person identified himself as shown in the identification list attached as Appendix "D" to this instrument, and that I regard him as legally able to execute this document.

      II. That Mr. PAULINO OLAVARRJETA URALDE, Esq. states that his principals are legally able to execute this document and certifies the legal personality he purports to have, and that his powers have not been revoked, or modified in any way, relative to the documents referred to in the opening paragraphs of this instrument.

      III. That in regards to their personal information, and warned of the penalties for making false statements, the appearing parties state that they are:

      Mr. PAULINO OLAVARRJETA URALDE, Esq., Mexican by birth, a native of the City of Salinas, State of San Luis Potosi, where he was born on the twenty-ninth of February, nineteen hundred and forty, married, Attorney, domiciled at Liverpool number one hundred twenty-three, Colonia Juarez, Delegacion Cuauhtemoc, in this City.

      Mr. GERARDO HERNANDEZ REYES Esq., Mexican by birth, a native of Mexico City in the Federal District, where he was born on the fourteenth of August, nineteen hundred and forty-nine, married, Attorney, and domiciled at the same place as the above.

      Mr. DANIEL ANTONIO DEL RIO LOAIZA Esq., Mexican by birth, a native of Mexico City in the Federal District, where he was born on the forth of March, nineteen hundred and fifty-seven, married, Attorney, and domiciled at the same place as the above.

      IV. The appearing parties expressly state under sworn oath that they release the undersigned Notary of any responsibility for obtaining an official confirmation and registration in the applicable Public Business Registry of the notarial certified copy to be sent of this instrument.

      V. That he saw the documents cited in this instrument.

[emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
Notarial Office No. 103, Mexico City, Federal District

      VI. The appearing parties, having read this instrument and had it explained to them, stated their approval of it and signed this instrument on the third of June, nineteen hundred and ninety-two, for which reason I authorize the same as a preventive measure.

      I certify the foregoing.

      SIGNATURES OF MSSRS. PAULINO OLAVARRJETA URALDE, Esq., GERARDO HERNANDEZ REYES Esq. AND DANIEL ANTONIO DEL RIO LOAIZA Esq.]

      SEALS. BEFORE ME. ARMANDO GALVEZ PEREZ ARAGON. SEAL AUTHENTICATING SEAL.

      So as to comply with the provisions of Article two thousand five hundred and fifty-four of the Civil Code in force in the Federal District, the following was transcribed:

      "ARTICLE 2554. With respect to all of the general powers for legal actions and collections, it is sufficient to say they are granted with all the general and special powers that by law require a special clause in order for them to be understood to be conferred without any limitation.

      With respect to the general powers to manage assets, it is sufficient to say they are given as such for the authorized agent to have full administrative powers.

      With respect to the general powers to exercise acts of ownership, it is sufficient that they be given as such for the authorized agent to have full powers of ownership, both with respect to the assets and to taking all types of steps to defend them.

      When, in the three aforementioned cases, the aim is to limit the authorized agent's powers, the limitations or the powers shall be special.

      The notaries shall insert this article in the notarial certified copies of the powers of attorney being granted".

I, ARMANDO GALVEZ PEREZ ARAGON, Public Notary number one hundred and three of the Federal District, CERTIFY that this photocopy is a true and exact reproduction of its original with which I compared it. I do hereby certify the following.

Mexico City, Federal District, on the fifth of June, nineteen hundred and ninety-two.

[Signature] [seal with the emblem of Mexico:]
ARMANDO GALVEZ PEREZ ARAGON,
             Notarial Office No. 103, Mexico City, Federal District